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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of Amsco, Inc. included in or made a part of this current report on Form 8-K/A; our report dated June 30, 1999 on the financial statements of Amsco, Inc. to the incorporation by reference of said reports into Synagro Technologies, Inc.'s previously filed Registration Statement File No. 333-18029 on Form S-8 and Registration File No. 333-20825 on Form S-3.



Royster Smith Shelton & Company, P.C.
Winston-Salem, NC

June 30, 1999